DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be 0.25% for the following Funds:

SUBADVISED FUND

Direxion HCM Tactical Enhanced US ETF

ACTIVELY MANAGED FUNDS

Direxion Bitcoin Ether Strategy ETF
Direxion Bitcoin Strategy Bear ETF
Direxion Ether Strategy ETF
Direxion Ether Strategy Bear ETF
Direxion Concentrated Energy ETF
Direxion Daily Concentrated Energy Bear 1X Shares
Direxion Daily Concentrated Energy Bull 2X Shares
Direxion Daily Concentrated Energy Bear 2X Shares
Direxion Concentrated Homebuilders & Supplies ETF
Direxion Daily Concentrated Homebuilders & Supplies Bear 1X Shares
Direxion Daily Concentrated Homebuilders & Supplies Bull 2X Shares
Direxion Daily Concentrated Homebuilders & Supplies Bear 2X Shares
Direxion Concentrated Semiconductors ETF
Direxion Daily Concentrated Semiconductors Bear 1X Shares
Direxion Daily Concentrated Semiconductors Bull 2X Shares
Direxion Daily Concentrated Semiconductors Bear 2X Shares
Direxion Concentrated Electric and Autonomous Vehicles ETF
Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 1X Shares
Direxion Daily Concentrated Electric and Autonomous Vehicles Bull 2X Shares
Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 2X Shares
Direxion Concentrated Biotech ETF
Direxion Daily Concentrated Biotech Bear 1X Shares
Direxion Daily Concentrated Biotech Bull 2X Shares
Direxion Daily Concentrated Biotech Bear 2X Shares
Direxion Concentrated Cybersecurity ETF
Direxion Concentrated Retail ETF
Direxion Daily Concentrated Retail Bear 1X Shares
Direxion Daily Concentrated Retail Bull 2X Shares
Direxion Daily Concentrated Retail Bear 2X Shares
Direxion Concentrated Technology ETF
Direxion Daily Concentrated Technology Bear 1X Shares
Direxion Daily Concentrated Technology Bull 2X Shares
Direxion Daily Concentrated Technology Bear 2X Shares

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Moonshot Innovators ETF
Direxion Work From Home ETF
Direxion NYSE FANG+ ETF
Direxion Hydrogen ETF

COMMODITY-RELATED FUND

Direxion Auspice Broad Commodity Strategy ETF

1X BEAR FUNDS

Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily NYSE FANG+ Bear 1X Shares
Direxion Daily MAGMA Bear 1X Shares
Direxion Daily AI and Big Data Bear 1X Shares
Direxion Daily Magnificent 7 Bear 1X Shares
Direxion Daily MSCI Emerging Markets ex China Bear 1X Shares

Bitcoin Leveraged Funds

Direxion Daily Bitcoin Strategy Bull 1.25X Shares
Direxion Daily Bitcoin Strategy Bear 1.25X Shares
Direxion Daily Bitcoin Strategy Bull 1.5X Shares
Direxion Daily Bitcoin Strategy Bear 1.5X Shares
Direxion Daily Bitcoin Strategy Bull 1.75X Shares
Direxion Daily Bitcoin Strategy Bear 1.75X Shares
Direxion Daily Bitcoin Strategy Bull 2X Shares
Direxion Daily Bitcoin Strategy Bear 2X Shares

Ether Leveraged Funds

Direxion Daily Ether Strategy Bull 1.25X Shares
Direxion Daily Ether Strategy Bear 1.25X Shares
Direxion Daily Ether Strategy Bull 1.5X Shares
Direxion Daily Ether Strategy Bear 1.5X Shares
Direxion Daily Ether Strategy Bull 1.75X Shares
Direxion Daily Ether Strategy Bear 1.75X Shares
Direxion Daily Ether Strategy Bull 2X Shares
Direxion Daily Ether Strategy Bear 2X Shares

Single Stock Funds

Direxion Daily TSLA Bear 1X Shares
Direxion Daily META Bear 1X Shares
Direxion Daily NFLX Bear 1X Shares
Direxion Daily AAPL Bear 1X Shares
Direxion Daily MSFT Bear 1X Shares
Direxion Daily AMZN Bear 1X Shares
Direxion Daily GOOGL Bear 1X Shares
Direxion Daily NVDA Bear 1X Shares
Direxion Daily AMD Bear 1X Shares
Direxion Daily CVX Bear 1X Shares
Direxion Daily COP Bear 1X Shares
Direxion Daily XOM Bear 1X Shares
Direxion Daily EOG Bear 1X Shares
Direxion Daily TSLA Bull 1.5X Shares
Direxion Daily AAPL Bull 1.5X Shares
Direxion Daily MSFT Bull 1.5X Shares
Direxion Daily AMZN Bull 1.5X Shares
Direxion Daily GOOGL Bull 1.5X Shares
Direxion Daily AMD Bull 1.5X Shares

Direxion Daily AMD Bear 1.5X Shares
Direxion Daily CVX Bull 1.5X Shares
Direxion Daily COP Bull 1.5X Shares
Direxion Daily XOM Bull 1.5X Shares
Direxion Daily EOG Bull 1.5X Shares
Direxion Daily NVDA Bull 1.5X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI Brazil Bull 2X Shares
Direxion Daily Energy Bull 2X Shares
Direxion Daily Energy Bear 2X Shares
Direxion Daily Gold Miners Index Bull 2X Shares
Direxion Daily Gold Miners Index Bear 2X Shares
Direxion Daily Junior Gold Miners Index Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares
Direxion Daily MSCI India Bull 2X Shares
Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares
Direxion Daily Cloud Computing Bull 2X Shares
Direxion Daily NYSE FANG+ Bull 2X Shares
Direxion Daily NYSE FANG+ Bear 2X Shares
Direxion Daily Global Clean Energy Bull 2X Shares
Direxion Daily Global Clean Energy Bear 2X Shares
Direxion Daily E-Gaming Bull 2X Shares
Direxion Daily E-Gaming Bear 2X Shares
Direxion Daily Travel & Vacation Bull 2X Shares
Direxion Daily Travel & Vacation Bear 2X Shares
Direxion Daily Aviation Bull 2X Shares
Direxion Daily Aviation Bear 2X Shares
Direxion Daily China Technology Bull 2X Shares
Direxion Daily China Technology Bear 2X Shares
Direxion Daily Electric and Autonomous Vehicles Bull 2X Shares
Direxion Daily Electric and Autonomous Vehicles Bear 2X Shares
Direxion Daily Crypto Industry Bull 2X Shares
Direxion Daily Crypto Industry Bear 2X Shares
Direxion Daily Transformative Tech 100 Bull 2X Shares
Direxion Daily Transformative Tech 100 Bear 2X Shares
Direxion Daily MAGMA Bull 2X Shares
Direxion Daily AI and Big Data Bull 2X Shares
Direxion Daily AI and Big Data Bear 2X Shares
Direxion Daily Magnificent 7 Bull 2X Shares
Direxion Daily Magnificent 7 Bear 2X Shares
Direxion Daily MSCI Emerging Markets ex China Bull 2X Shares
Direxion Daily MSCI Emerging Markets ex China Bear 2X Shares
Direxion Daily Uranium Bull 2X Shares
Direxion Daily Uranium Bear 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares
Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares
Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily S&P 500® Bull 3X Shares
Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares
Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares
Direxion Daily Transportation Bull 3X Shares
Direxion Daily Industrials Bull 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion Daily S&P 500® High Beta Bull 3X Shares
Direxion Daily S&P 500® High Beta Bear 3X Shares

Up to 0.25% of average daily net assets. The current authorized maximum annualized fee is 0% of average daily net assets.

Last Updated: November 17, 2023